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                                  EXHIBIT 23.4

                        Consent of Deloitte & Touche LLP


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                                  EXHIBIT 23.4

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Condor Technology Solutions, Inc. on Form S-8 (the "Registration Statement") of our report dated February 27, 1998 (relating to the financial statements of Management Support Technology Corp. ("MST"), which report expresses an unqualified opinion and includes explanatory paragraphs relating to the chief executive officer/sole stockholder's compensation being at his sole discretion and the acquisition of MST by Condor Technology Solutions, Inc. on February 10, 1998), appearing in the Annual Report on Form 10-K of Condor Technology Solutions, Inc. for the year ended December 31, 1997.

Deloitte & Touche, LLP
Boston, Massachusetts
June 19, 1998